Exhibit 99.1

NovaBay Pharmaceuticals Enters Into Agreements For a Private Placement and Warrant Reprice Transactions To Raise Up to $5.3 Million

EMERYVILLE, Calif. (September 9, 2022) – NovaBay® Pharmaceuticals, Inc. (NYSE American: NBY) (“NovaBay” or the “Company”) announces it has entered into a Securities Purchase Agreement with certain institutional investors in connection with a private placement of 3,250 shares of a newly created Series C Non-Voting Convertible Preferred Stock (the “Series C Preferred Stock”) at a price of $1,000 per share, Series A-1 warrants (the “Series A-1 Warrants”) exercisable to purchase up to an aggregate of 18,055,557 shares of Company common stock at an exercise price of $0.18 per share and Series A-2 warrants (the “Series A-2 Warrants” and, collectively with the Series A-1 Warrants, the “Warrants”) exercisable to purchase up to an aggregate of 18,055,557 shares of Company common stock at an exercise price of $0.18 per share. The Company expects to receive gross proceeds from the private placement of approximately $3.25 million. The private placement is expected to close in the fourth quarter of 2022 on or about the date of effectiveness of Stockholder Approval and the Reverse Stock Split (each as defined below) (the “Stockholder Approval Date”) and subject to satisfaction of customary closing conditions in the Securities Purchase Agreement. The exercise price for the Warrants and the number of shares of Company common stock underlying the Warrants will be adjusted to reflect the Reverse Stock Split.

NovaBay intends to use the net proceeds received from the offering for working capital and general corporate purposes.

Ladenburg Thalmann & Co. Inc. is acting as the exclusive placement agent for the private placement and as warrant solicitation agent for the warrant reprice transactions.

The Series C Preferred Stock will initially be convertible into an aggregate of approximately 18,055,557 shares of Company common stock at a conversion price of $0.18 per share, subject to adjustment following the Reverse Stock Split. In addition, the conversion of the Series C Preferred Stock will be subject to certain ownership limitations, as provided in the Securities Purchase Agreement and in the Certificate of Designation of Preferences, Rights and Limitations of the Series C Preferred Stock, which will be filed and become effective in connection with the closing of the private placement. The Series C Preferred Stock will only be entitled to dividends in the event dividends are paid on the Company common stock and will not have any preferences over the Company common stock, including liquidation rights. As a result of the number of shares of Company common stock that may be issued upon the future conversion of the Series C Preferred Stock and exercise of the Warrants and as a condition to closing as set forth in the Securities Purchase Agreement, the Company will be required to obtain stockholder approval in accordance with the NYSE American LLC Company Guide Rule 713(a) and Rule 713(b) (“Stockholder Approval”). In addition, as a further condition to closing the private placement, the Company will take appropriate corporate action, including at a meeting of stockholders, to effect a reverse split of its common stock, as required by its governing documents and applicable law, in order to have a sufficient number of shares of Company common stock to issue upon the full conversion of the Series C Preferred Stock and the full exercise of the Warrants (“Reverse Stock Split”). After the closing of the private placement, the Series C Preferred Stock issued will be immediately convertible, the Series A-1 Warrants will be immediately exercisable and will expire six years following the closing date and the Series A-2 Warrants issued will be immediately exercisable and will expire eighteen months following the closing date.

Pursuant to the Securities Purchase Agreement, the Purchasers and the Company will enter into a Registration Rights Agreement, which will provide for the Company to file an initial registration statement with the Securities and Exchange Commission covering the resale of the shares of the Company’s common stock underlying the Series C Preferred Stock and the Warrants no later than 30 days after the Stockholder Approval Date and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 90 days after the Stockholder Approval Date.

Warrant Reprice Transactions

The Company also entered into warrant reprice transactions with certain of its existing warrant holders (such holders, the “Participants”) to amend previously issued Company common stock purchase warrants to reduce their exercise price, provide an opportunity to make an initial cash exercise and for such exercising holders to receive new Company common stock purchase warrant, as well as certain other terms.

The Participants in the warrant reprice transactions include warrant holders from the Company’s prior warrant reprice transaction that closed on July 23, 2020 where the Company issued common stock purchase warrants (“2020 Original Warrants”) to a limited number of accredited investors (the “2020 Investors”) and from its prior private placement transaction that closed on November 2, 2021 where the Company issued common stock purchase warrants (the “2021 Original Warrants”) to a limited number of accredited investors (the “2021 Investors”). The 2020 Original Warrants have an aggregate of 6,898,566 underlying shares of Company common stock that are currently exercisable at $1.65 per share. The 2021 Original Warrants have an aggregate of 37,500,000 underlying shares of Company common stock that are currently exercisable at $0.53 per share.

By letter agreement, dated September 9, 2022, the Company provided the 2020 Investors holding 2020 Original Warrants and the 2021 Investors holding 2021 Original Warrants with an opportunity to amend their respective warrants to reduce their exercise price to $0.18 (“Reduced Exercise Price”) and, in the case of the 2021 Original Warrants, extend the term of those warrants (the “Amended Warrants”). The Amended Warrants will not be exercisable until the later of six months and the Stockholder Approval Date, except for an Initial Exercise (as defined below) by a Participant. The terms of the letter agreements also provided the Participants with the opportunity to make a cash exercise of their respective warrants at the Reduced Exercise Price (the “Initial Exercise”), and to receive a new common stock purchase warrant (“New Warrant”) to purchase a number of shares of Company common stock equal the shares of Company common stock received by such Participant in its own Initial Exercise. The New Warrants will be initially exercisable on the later to occur of the six-month anniversary of the date of issuance and the Stockholder Approval Date. In addition, the New Warrants will have a term of exercise of six (6) years and an exercise price equal to $0.18. The Company will receive approximately $2 million in aggregate proceeds from the Initial Exercise.

The offer and sale of the Preferred Stock and the Warrants in the private placement and the New Warrants in the warrant reprice transactions are each being made in a transaction not involving a public offering, and these securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, these securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About NovaBay Pharmaceuticals, Inc.

NovaBay Pharmaceuticals, Inc. creates science-based, problem-solving, accessible solutions for improved well-being through its two brands, Avenova® and DERMAdoctor®. Avenova products are scientifically created and clinically proven to help patients and consumers with common eye irritations. DERMAdoctor products are premium dermatologist-developed skincare solutions sold through traditional domestic retailers, digital beauty channels and international distributors.

Forward-Looking Statements

This press release contains forward‑looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the commercial progress and future financial performance of NovaBay, the private placement of Series C Preferred Stock and the Warrants (“Private Placement”), and the warrant reprice transactions. This release contains forward-looking statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding our current product offerings and marketing efforts, the financial and business impact and effect of the completed warrant reprice transactions, the expected completion of and impact of the Private Placement, our partnerships, and any future revenue that may result from selling our products, as well as generally NovaBay’s expected future financial results. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by these forward-looking statements. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay’s latest Form 10-Q, Form 10-K and/or 8-K filings with the SEC, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

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Avenova Purchasing Information

For NovaBay Avenova purchasing information:

Please call 800-890-0329 or email sales@avenova.com

Avenova.com

DERMAdoctor Purchasing Information

For DERMAdoctor purchasing information:

Please call 877-337-6237 or email service@dermadoctor.com

DERMAdoctor.com

NovaBay Contact

Justin Hall

Chief Executive Officer and General Counsel

510-899-8800

jhall@novabay.com

Investor Contact

LHA Investor Relations

Jody Cain

310-691-7100
jcain@lhai.com

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